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                      UNDERWRITING AGREEMENT



                                               February 29, 1996

To the Representative Named
on the Signature Page Hereof:

Dear Sirs:

          Subject to the terms and conditions stated or incorporated by reference herein, Consolidated Edison Company of New York, Inc. (the "Company") hereby agrees to sell to the Underwriters named in Schedule I hereto (the "Underwriters") and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount set forth opposite their names in
Schedule I hereto of the securities specified in Schedule II hereto (the "Designated Securities").

          The representative named on the signature page hereof
(the "Representative") represents that the Underwriters have authorized the Representative to enter into this Underwriting
Agreement and to act hereunder on their behalf.

          Except as otherwise provided in Schedule II hereto each of the provisions of the Company's Underwriting Agreement Basic Provisions, dated April 16, 1992, as filed as Exhibit 1(b) to Registration Statement No. 33-47261 (the "Basic Provisions"), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.

          Payment for the Designated Securities will be made against delivery thereof to the Representative for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto.






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          If the foregoing is in accordance with your
understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                 Very truly yours,

                                 CONSOLIDATED EDISON COMPANY
                                   OF NEW YORK, INC.


                                 By:RAYMOND J. MCCANN
                                    Raymond J. McCann
                                    Executive Vice President
                                    and Chief Financial Officer



Confirmed and Accepted as of the date hereof on behalf of itself and each other Underwriter:




LEHMAN BROTHERS INC.

By: ROBERT D. CRAIG
    Robert D. Craig
    Attorney in fact




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                           SCHEDULE I

                                         Principal Amount of
                                        Designated Securities
         Underwriter                        to be Purchased

Lehman Brothers Inc. .......................  $ 30,625,000
Dean Witter Reynolds Inc. ..................    30,000,000
A.G. Edwards & Sons, Inc. ..................    30,000,000
Merrill Lynch, Pierce,
     Fenner & Smith Incorporated ...........    30,000,000
PaineWebber Incorporated ...................    30,000,000
Prudential Securities Incorporated .........    30,000,000
Smith Barney Inc. ..........................    30,000,000
Bear, Stearns & Co. Inc ....................     3,125,000
J.C. Bradford & Co. ........................     3,125,000
Dillon, Read & Co. Inc. ....................     3,125,000
Everen Securities, Inc. ....................     3,125,000
Goldman, Sachs & Co.........................     3,125,000
Legg Mason Wood Walker, Incorporated .......     3,125,000
J.P. Morgan Securities Inc. ................     3,125,000
Piper Jaffray Inc. .........................     3,125,000
Advest, Inc. ...............................     1,125,000
Robert W. Baird & Co. Incorpoprated.........     1,125,000
M.R. Beal & Company ........................     1,125,000
J.W. Charles Securities, Inc................     1,125,000
Coast Partners Securities, Inc..............     1,125,000
Cowen & Company ............................     1,125,000
Craigie Incorporated .......................     1,125,000
Dain Bosworth Incorporated .................     1,125,000
Davenport & Co. of Virginia, Inc. ..........     1,125,000
Doft & Co., Inc. ...........................     1,125,000
Fahnstock & Co. Inc. .......................     1,125,000
First Albany Corporation ...................     1,125,000
First Southwest Company    .................     1,125,000
Furman Selz LLC  ...........................     1,125,000
Gruntal & Co., Incorporated ................     1,125,000
J.J.B. Hilliard, W.L. Lyons, Inc. ..........     1,125,000
Interstate/Johnson Lane Corporation ........     1,125,000
Janey Montgomery Scott Inc. ................     1,125,000
McDonald & Company Securities, Inc. ........     1,125,000
McGinn, Smith & Co., Inc. ..................     1,125,000
Morgan Keegan & Company, Inc. ..............     1,125,000
The Ohio Company ...........................     1,125,000
Olde Discount Corporation ..................     1,125,000
Principal Financial Securities, Inc. .......     1,125,000
Pryor, McClendon, Counts & Co., Inc. .......     1,125,000
Rauscher Pierce Refsnes, Inc. ..............     1,125,000
Raymond James & Associates, Inc. ...........     1,125,000
The Robinson-Humphrey Company, Inc. ........     1,125,000
Muriel Siebert & Co., Inc. .................     1,125,000
Stephens Inc................................     1,125,000
Sterne, Agee & Leach, Inc. .................     1,125,000
U.S. Clearing Corp..........................     1,125,000
Wedbush Morgan Securities ..................     1,125,000
Wheat, First Securities, Inc. ..............     1,125,000
B.C. Ziegler & Company        ..............     1,125,000
              Total. . . . . . . . . . . . .  $275,000,000
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                           SCHEDULE II

Title of Designated Securities:

     7 3/4% Quarterly Income Capital Securities
     (Series A Subordinated Deferrable Interest Debentures)

Aggregate principal amount:

     $275,000,000.

Price to Public:

     Initially $25.00 for each $25.00 principal amount of the Designated Securities (each such principal amount of the Designated Securities is referred to herein as a "Capital Security"), thereafter at market prices prevailing at the time of sale or at negotiated prices.

Purchase Price by Underwriters:

     $24.2125 per Capital Security, except that for sales to institutions considered as such under investment banking industry practice the purchase price will be $24.50 per Capital Security.

Specified funds for, and manner of, payment of purchase price:

     Two Federal Reserve Bank checks payable in immediately available funds. One check shall be payable to the order of "The Chase Manhattan Bank, N.A., as Securities Depositary." The other check shall be payable to the order of "Consolidated Edison Company of New York, Inc." The checks shall be in such amounts, as Con Edison shall advise the Representative, provided that the aggregate amount of the checks shall equal the Purchase Price by Underwriters.

Indenture:

     Indenture, dated as of December 1, 1990, between the Company and The Chase Manhattan Bank (National Association), as Trustee, as to be amended and supplemented by a First Supplemental Indenture to be entered into between Company, and the Trustee substantially in the form filed as Exhibit
     4.2 to the Company's Registration Statement on Form S-3 (No. 33-64657; declared effective by the SEC on December 8,
     1995).

Maturity:

     March 31, 2031.

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Interest Rate:

     As set forth in the prospectus supplement, dated February 29, 1996, for the Designated Securities (the "Prospectus Supplement") to the prospectus, dated December 8, 1995
     (the "Prospectus") filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, as part of the Registration Statement.

Interest Payment Dates:

     As set forth in the Prospectus Supplement, including the terms upon which the Company may elect to not pay interest on an interest payment date.

Redemption Provisions:

     As set forth in the Prospectus Supplement.

Sinking Fund Provisions:

     None.

Subordination Provisions:

     As set forth in the Prospectus Supplement.

Time of Delivery:

     10:00 a.m., on March 6, 1996.

Closing Location:

     Room 1810-S at the Company, 4 Irving Place, New York, NY
     10003.

Information furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities:

     1. The paragraphs regarding stabilization on page 2 of the Prospectus and page S-3 of the Prospectus Supplement.

     2. The final paragraph of the front cover of the Prospectus Supplement.

     3. The third and fourth paragraphs (except for the second sentence in the fourth paragraph) of the section entitled "Underwriting" in the Prospectus Supplement.

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Address of Representative:

Lehman Brothers Inc.
3 World Financial Center
New York, New York 10285
Attention: James C. Penrose

Captions in the Prospectus referred to in Section 6(c)(xi) of the Basic Provisions:

     Description of Securities
     Certain Terms of the Capital Securities

Modifications of Basic Provisions:

     1. Delete Section 3 of the Basic Provisions in its entirety and substitute the following:

          "One or more Global Securities (as defined in the Indenture specified in the Underwriting agreement) for the Designated Securities in the aggregate principal amount of the Designated Securities shall be registered in the name of Cede & Co. and delivered to The Depository Trust Company with instructions to credit the Designated Securities to the account of, or as otherwise instructed by, the Representative against payment by the Representative of the purchase price therefor in the amount, the funds and manner specified in the Underwriting Agreement, at the place, time and date specified in the Underwriting Agreement or at such other place, time and date as the Representative and the Company may agree in writing, said time and date being herein referred to as the "Time of Delivery" for said Designated Securities.

     2. Delete Section 6(c)(ii) of the Basic Provisions in its entirety and substitute the following:

          "(ii) The Company has authorized equity capitalization as set forth, or incorporated by reference, in the Prospectus;"

     3. In Sections 1(g) and 6(c)(iii) of the Basic Provisions, insert "law or" immediately before the phrase
          "principles of public policy."

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     4.   In Section 7(a) of the Basic Provisions, insert
          "promptly as such expenses are incurred" immediately before the phrase "; provided, however,".

     5. In Section 7(e) of the Basic Provisions, add at the end: The foregoing provisions regarding contribution shall apply except as otherwise required by applicable law.